                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 number 333-21713) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees, and related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan, of PacifiCare Health Systems, Inc. of our report dated February 24, 1998 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.


ERNST & YOUNG LLP


Los Angeles, California
March ??, 1998